Carolina Financial Corporation Reports Results for Fourth Quarter of 2017

NEWS RELEASE – For Release January 24, 2018 4:00PM

For More Information, Contact:
William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C. January 24, 2018 - Carolina Financial Corporation (the “Company”) (NASDAQ: CARO) today announced financial results for the fourth quarter of 2017.

Operational highlights at and for the three months ended December 31, 2017, include:

•	On November 1, 2017, the Company closed its previously announced acquisition of First South Bancorp, Inc., the holding company for First South Bank, (“First South”) with the operational conversion expected to be completed in the first quarter of 2018. Excluding purchase accounting adjustments, total assets of First South were $1.1 billion, total loans receivable were $774.3 million and total deposits were $952.6 million as of the closing date.

Financial highlights at and for the three months ended December 31, 2017, include:

•	Effective November 1, 2017, the Company completed the previously announced merger of First South Bancorp, Inc. (“First South”).
•	Net income for the fourth quarter 2017 increased 22.9% to $6.3 million, or $0.33 per diluted share, from $5.2 million, or $0.41 per diluted share for the fourth quarter of 2016. Included in earnings are pretax merger-related expenses of $4.1 million for the fourth quarter of 2017 compared to $260,000 for the fourth quarter of 2016.
•	Operating earnings for the fourth quarter of 2017, which exclude certain non-operating income and expenses, increased 93.0% to $11.1 million, or $0.57 per diluted share, from $5.8 million, or $0.46 per diluted share, from the fourth quarter of 2016.
•	Operating earnings for Q4 2017 have been adjusted to eliminate the following significant items:
o	Pretax merger-related expenses of $4.1 million.
o	The fair value gain on interest rate swaps of $419,000.
o	The loss on sale of securities of $242,000.
o	The effect of an increase in income tax expense of $2.3 million related to application of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act).
•	Performance ratios Q4 2017 compared to Q4 2016:
o	Return on average assets was 0.83% compared to 1.25%.
o	Operating return on average assets was 1.46% compared to 1.40%.
o	Return on average tangible equity was 8.78% compared to 13.46%.
o	Operating return on average tangible equity was 15.44% compared to 15.06%.

•	Loans receivable, excluding acquired loans, grew $187.5 million, or at an annualized rate of 15.9%, since December 31, 2016.
•	Asset quality continues to improve as nonperforming assets to total assets were 0.20% at December 31, 2017 compared to 0.40% at December 31, 2016.
•	Total deposits, excluding acquired deposits, increased $78.3 million since December 31, 2016. Core deposits, excluding core deposits acquired, increased $34.6 million since December 31, 2016.
•	The 2017 Tax Act was signed into law by the President on Friday, December 22, 2017. The changes that most affect businesses include the reduction in the corporate tax rate, change in business deductions, and many international provisions. Generally accepted accounting principles require the effect of a change in tax law or rates be recognized as of the date of enactment. The Company’s net income for the quarter and year ended December 31 2017 was reduced by approximately $2.3 million, primarily due to a lower valuation of deferred income taxes.

“We continue to see the impact of solid organic growth and acquisitions on earnings. Overall operating results for the fourth quarter of 2017 continued to improve with an increase in operating net income of 93.0% compared to the fourth quarter of 2016. We believe we have partnered with a great franchise with the First South acquisition, and are actively working on integration. We expect the systems conversion to occur late in the first quarter of 2018,” stated Jerry Rexroad, the Company’s Chief Executive Officer.

Acquisition of First South Bancorp, Inc.

Effective November 1, 2017, the Company completed its previously announced acquisition of First South. At closing, the holding companies were merged with the Company as the surviving corporation, and First South Bank also merged with and into CresCom Bank, with CresCom Bank surviving the merger.

Under the terms of the merger, First South shareholders received 0.5064 shares of the Company’s common stock. Fractional shares were paid in cash.

The acquisition of First South was accounted for under the acquisition method of accounting. The assets and liabilities of First South have been recorded at their estimated fair values and added to those of the Company as of the merger date. Included in the December 31, 2017 consolidated balance sheet were approximately $728.7 million of acquired loans, net of related purchase accounting adjustments and $939.6 million of deposits. The Company may continue to refine its valuations of acquired assets and liabilities for up to one year following the merger date.

Financial Results

Carolina Financial Corporation

■	The Company reported an increase in net income for the three months ended December 31, 2017 to $6.3 million, or $0.33 per diluted share, as compared to $5.2 million, or $0.41 per diluted share, for the three months ended December 31, 2016. Included in net income for the three months ended December 31, 2017 were pretax merger-related expenses of $4.1 million, compared to $260,000 for the three months ended December 31, 2016.
■	The Company reported an increase in net income for the year ended December 31, 2017 to $28.6 million, or $1.73 per diluted share, as compared to $17.6 million, or $1.42 per diluted share, for the year ended December 31, 2016. Included in net income for the years ended December 31, 2017 and 2016 were pretax merger-related expenses of $6.0 million and $3.2 million, respectively.
■	Operating earnings for the fourth quarter of 2017, which excludes certain non-operating income and expenses, increased 93.0% to $11.1 million, or $0.57 per diluted share, from $5.8 million, or $0.46 per diluted share, from the fourth quarter of 2016.

■	Operating earnings for the year ended December 31, 2017, which excludes certain non-operating income and expenses, increased 67.3% to $33.8 million, or $2.04 per diluted share, from $20.2 million, or $1.64 per diluted share, from the same period of 2016.
■	The Company’s net interest margin-tax equivalent increased to 4.19% for the fourth quarter of 2017 compared to 3.87% for the fourth quarter of 2016.
■	The Company reported book value per common share of $22.76 and $13.23 as of December 31, 2017 and December 31, 2016, respectively. Tangible book value per common share was $15.14 and $12.59 as of December 31, 2017 and December 31, 2016, respectively.
■	At December 31, 2017, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $475.4 million as of December 31, 2017 compared to $163.2 million at December 31, 2016. Tangible equity to tangible assets at December 31, 2017 was 9.7% compared to 9.3% at December 31, 2016.
■	As a result of the 2017 Tax Act, the Company’s net income for the quarter and year ended December 31 2017 was reduced by approximately $2.3 million, primarily from a lower valuation of deferred income taxes.

Community Banking

■	Community banking segment net income increased 32.6% to $6.1 million for the three months ended December 31, 2017 compared to $4.6 million for the three months ended December 31, 2016. Included in net income for the three months ended December 31, 2017 were pretax merger-related expenses of $4.1 million compared to $254,000 for the three months ended December 31, 2016.
■	The community banking segment net income increased 80.4% to $26.8 million for the year ended December 31, 2017 compared to $14.9 million for the year ended December 31, 2016. Included in net income for the year ended December 31, 2017 and 2016 were pretax merger-related expenses of $6.0 million and $3.1 million, respectively.
■	Community banking segment operating earnings increased 115.8% to $11.2 million for the three months ended December 31, 2017 compared to $5.2 million for the three months ended December 31, 2016. Included in earnings for the three months ended December 31, 2017 and 2016 were pretax merger-related expenses of $4.1 million and $254,000, respectively. The community banking segment operating earnings increased 86.7% to $32.6 million for the year ended December 31, 2017 compared to $17.5 million for the year ended December 31, 2016. Included in earnings for the year ended December 31, 2017 and 2016 were pretax merger-related expenses of $6.0 million and $3.1 million, respectively.
■	Provision for loan loss during the three months ended December 31, 2017 was $779,000. There was no provision for loan loss during the three months ended December 31, 2016. Asset quality and historical loss experience continue to remain favorable. The provision for loan loss was primarily driven by the organic loan growth.
■	Non-performing assets were 0.20% and 0.40% of total assets at December 31, 2017 and December 31, 2016, respectively.
■	Loans receivable, gross increased to $2.3 billion at December 31, 2017 compared to $1.2 billion at December 31, 2016. Excluding loans acquired, organic loans increased $187.5 million, or 15.9% over December 31, 2016.
■	The number of checking accounts increased at an annualized rate of 8.7%, excluding First South and Greer checking accounts acquired, since December 31, 2016. Total deposits, excluding acquired deposits, increased $78.3 million since December 31, 2016. As of December 31, 2017 and December 31, 2016, core deposits, defined as checking, savings and money market, comprised approximately 66.8% and 60.6%, respectively, of total deposits.
■	As a result of the Tax Act, the community banking segment’s net income for the quarter and year ended December 31 2017 was reduced by approximately $2.5 million, primarily from a lower valuation of deferred income taxes.

Wholesale Mortgage Banking

■	Net income for the wholesale mortgage banking segment was $117,000 for the three months ended December 31, 2017 compared to $806,000 for the three months ended December 31, 2016.
■	Net income was $2.5 million for the year ended December 31, 2017 compared to $3.5 million for the year ended December 31, 2016.
■	Operating earnings for the wholesale mortgage banking segment were $444,000 for the three months ended December 31, 2017 compared to $806,000 for the three months ended December 31, 2016.
■	Operating earnings for the wholesale mortgage banking segment were $2.8 million for the year ended December 31, 2017 compared to $3.5 million for the year ended December 31, 2016.
■	Net margin was 1.43% for the three months ended December 31, 2017 compared to 1.61% for the three months ended December 31, 2016. Originations for the three months ended December 31, 2017 and 2016 were $239.8 million and $234.9 million, respectively.
■	Net margin was 1.59% for the year ended December 31, 2017 compared to 1.73% for the year ended December 31, 2016. Originations for the year ended December 31, 2017 and 2016 were $911.0 million and $875.4 million, respectively.
■	Net interest income for the wholesale mortgage banking segment was $388,000 for the three months ended December 31, 2017 compared to $407,000 for the three months ended December 31, 2016. Net interest income for the wholesale mortgage banking segment was $1.6 million for the year ended December 31, 2017 compared to $1.5 million for the year ended December 31, 2016.
■	Mortgage loan servicing income, net of amortization of mortgage servicing rights and subservicing expense, for the wholesale mortgage banking segment was $400,000 and $400,000 for the three months ended December 31, 2017 and December 31, 2016, respectively. Mortgage loan servicing income, net of amortization of mortgage servicing rights and subservicing expense, for the wholesale mortgage banking segment was $1.6 million and $1.6 million for the year ended December 31, 2017 and December 31, 2016, respectively. At December 31, 2017, loans serviced for third parties totaled $2.6 billion.
■	As a result of the Tax Act, the wholesale mortgage banking segment’s net income for the quarter and year ended December 31, 2017 was reduced by approximately $327,000, primarily from a lower valuation of deferred income taxes.

Dividend Declared

On January 24, 2018 the Company declared a $0.05 dividend per common share, payable on April 6, 2018, to stockholders of record on March 6, 2018.

Conference Call

A conference call will be held at 11:00 a.m., Eastern Time on January 25, 2018. The conference call can be accessed by dialing (866) 464-9448 or (213) 660-0874 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 4095667. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” approximately three hours after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 4095667.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company.  As of December 31, 2017, Carolina Financial Corporation had approximately $3.5 billion in total assets and Crescent Mortgage Company was licensed to originate loans in 47 states, partnering with community banks, credit unions and mortgage brokers.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, including but not limited to, core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, fourth-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act, the Tax Cuts and Jobs Act of 2017 and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; and (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$25,254	9,761
Interest-bearing cash	51,298	14,591
Cash and cash equivalents	76,552	24,352
Securities available-for-sale	743,239	335,352
Federal Home Loan Bank stock, at cost	19,065	11,072
Other investments	3,446	1,768
Derivative assets	2,803	2,219
Loans held for sale	35,292	31,569
Loans receivable, gross	2,319,529	1,178,266
Allowance for loan losses	(11,479)	(10,688)
Loans receivable, net	2,308,050	1,167,578

Premises and equipment, net	61,406	37,054
Accrued interest receivable	11,992	5,373
Real estate acquired through foreclosure, net	3,106	1,179
Deferred tax assets, net	5,872	8,782
Mortgage servicing rights	21,003	15,032
Cash value life insurance	57,195	28,984
Core deposit intangible	19,601	3,658
Goodwill	139,617	4,266
Other assets	9,221	5,939
Total assets	$3,517,460	1,684,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$520,914	229,905
Interest-bearing deposits	2,079,315	1,028,355
Total deposits	2,600,229	1,258,260
Short-term borrowed funds	338,000	203,000
Long-term debt	74,759	38,465
Derivative liabilities	156	342
Drafts outstanding	7,324	6,223
Advances from borrowers for insurance and taxes	3,005	1,058
Accrued interest payable	1,126	327
Reserve for mortgage repurchase losses	1,892	2,880
Dividends payable to stockholders	1,051	502
Accrued expenses and other liabilities	14,537	9,930
Total liabilities	3,042,079	1,520,987
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	210	125
Additional paid-in capital	348,037	66,156
Retained earnings	122,705	98,451
Accumulated other comprehensive (loss) income, net of tax	4,429	(1,542)
Total stockholders’ equity	475,381	163,190
Total liabilities and stockholders’ equity	$3,517,460	1,684,177

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016*
	(In thousands, except share data)
Interest income
Loans	$27,094	14,346	79,300	51,137
Investment securities	4,966	2,439	14,941	9,274
Dividends from Federal Home Loan Bank stock	145	86	496	374
Federal funds sold	—	—	7	5
Other interest income	164	32	343	124
Total interest income	32,369	16,903	95,087	60,914
Interest expense
Deposits	3,175	1,523	9,386	5,972
Short-term borrowed funds	663	189	1,888	509
Long-term debt	614	529	1,978	2,272
Total interest expense	4,452	2,241	13,252	8,753
Net interest income	27,917	14,662	81,835	52,161
Provision for loan losses	779	—	779	—
Net interest income after provision for loan losses	27,138	14,662	81,056	52,161
Noninterest income
Mortgage banking income	3,619	4,259	15,140	17,226
Deposit service charges	1,715	976	4,643	3,688
Net loss on extinguishment of debt	—	(1,694)	—	(1,868)
Net gain (loss) on sale of securities	(242)	65	933	706
Fair value adjustments on interest rate swaps	419	998	382	590
Net increase in cash value life insurance	357	219	1,116	903
Mortgage loan servicing income	1,968	1,510	6,790	5,748
Other	1,743	576	4,912	2,304
Total noninterest income	9,579	6,909	33,916	29,297
Noninterest expense
Salaries and employee benefits	11,341	8,169	37,827	31,475
Occupancy and equipment	3,218	2,106	10,347	7,942
Marketing and public relations	235	284	1,417	1,428
FDIC insurance	341	175	721	702
Recovery of mortgage loan repurchase losses	(225)	(250)	(900)	(1,000)
Legal expense	134	121	507	306
Other real estate (income) expense, net	14	17	54	(20)
Mortgage subservicing expense	501	504	1,986	1,857
Amortization of mortgage servicing rights	883	653	2,966	2,312
Merger related expenses	4,091	260	6,001	3,245
Other	3,254	2,034	10,220	7,793
Total noninterest expense	23,787	14,073	71,146	56,040
Income before income taxes	12,930	7,498	43,826	25,418
Income tax expense	6,602	2,348	15,261	7,848
Net income	$6,328	5,150	28,565	17,570

Earnings per common share:
Basic	$0.33	0.42	1.75	1.45
Diluted	$0.33	0.41	1.73	1.42
Weighted average common shares outstanding:
Basic	19,207,307	12,336,420	16,317,501	12,080,128
Diluted	19,443,353	12,585,518	16,550,357	12,352,246

* Derived from audited financial statements.

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

Selected Average Balances:
Total assets	$3,048,214	2,230,586	2,166,803	1,768,323	1,651,653
Investment securities and FHLB stock	647,276	521,569	510,706	373,551	326,485
Loans receivable, net	2,003,429	1,463,771	1,412,940	1,214,777	1,138,120
Loans held for sale	25,001	27,282	22,412	17,827	32,951
Deposits	2,352,303	1,710,263	1,633,285	1,330,805	1,288,665
Stockholders’ equity	380,529	286,524	277,708	210,071	160,991

Performance Ratios (annualized):
Return on average stockholders’ equity	6.65%	11.16%	13.45%	9.34%	12.80%
Retun on average tangible equity (Non-GAAP)	8.78%	13.24%	16.02%	9.98%	13.46%
Return on average assets	0.83%	1.43%	1.72%	1.11%	1.25%
Operating return on average equity (Non-GAAP)	11.69%	11.02%	13.15%	10.95%	14.32%
Operating return on average tangible equity (Non-GAAP)	15.44%	13.08%	15.65%	11.70%	15.06%
Operating return on average assets (Non-GAAP)	1.46%	1.42%	1.69%	1.30%	1.40%
Average earning assets to average total assets	89.25%	91.09%	90.68%	91.99%	93.21%
Average loans receivable to average deposits	85.17%	85.59%	86.51%	91.28%	88.32%
Average stockholders’ equity to average assets	12.48%	12.85%	12.82%	11.88%	9.75%
Net interest margin-tax equivalent (1)	4.19%	3.94%	4.03%	3.93%	3.87%
Net charge-offs (recovery) to average loans receivable	0.02%	0.02%	(0.01)%	(0.01)%	(0.12)%
Nonperforming assets to period end loans receivable	0.30%	0.44%	0.48%	0.52%	0.58%
Nonperforming assets to total assets	0.20%	0.29%	0.31%	0.34%	0.40%
Nonperforming loans to total loans	0.17%	0.33%	0.38%	0.42%	0.48%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (2)	0.49%	0.72%	0.75%	0.76%	0.91%
Allowance for loan losses as a percentage of non-acquired loans receivable (Non-GAAP)	0.80%	0.87%	0.93%	0.96%	1.01%
Allowance for loan losses as a percentage of nonperforming loans (2)	291.79%	216.53%	196.85%	180.66%	190.01%

Nonperforming Assets:
Loans 90 days or more past due and still accruing	$—	—	—	—	—
Nonaccrual loans	3,934	4,924	5,461	5,931	5,625
Total nonperforming loans	3,934	4,924	5,461	5,931	5,625
Real estate acquired through foreclosure, net	3,106	1,640	1,417	1,479	1,179
Total nonperforming assets	$7,040	$6,564	$6,878	$7,410	$6,804

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(2) Acquired loans represent 37.8%, 17.3%, 19.4%, 21.4%, and 10.1% of gross loans receivable at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

Carolina Financial Corporation

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months		For the Twelve Months		Increase (Decrease)
	Ended December 31,		Ended December 31,		Three	Twelve
	2017	2016	2017	2016	Months	Months
Segment net income:
Community banking	$6,052	4,565	26,840	14,874	1,487	11,966
Wholesale mortgage banking	117	806	2,450	3,528	(689)	(1,078)
Other	124	(232)	(786)	(901)	356	115
Eliminations	35	11	61	69	24	(8)
Total net income	$6,328	5,150	28,565	17,570	1,178	10,995

	For the Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Segment net income:
Community banking	$6,052	7,837	8,443	4,509	4,565
Wholesale mortgage banking	117	449	1,238	645	806
Other	124	(320)	(346)	(244)	(232)
Eliminations	35	27	5	(6)	11
Total net income	$6,328	7,993	9,340	4,904	5,150

	For the Three Months Ended December 31, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$31,911	441	10	7	32,369
Interest expense	4,050	53	402	(53)	4,452
Net interest income (expense)	27,861	388	(392)	60	27,917
Provision for (recovery of) loan losses	779	—	—	—	779
Noninterest income from external customers	4,821	4,758	—		9,579
Intersegment noninterest income	244	—	—	(244)
Noninterest expense	19,399	4,171	217		23,787
Intersegment noninterest expense	—	241		(241)	—
Income (loss) before income taxes	12,748	734	(609)	57	12,930
Income tax expense (benefit)	6,696	617	(733)	22	6,602
Net income (loss)	$6,052	117	124	35	6,328

	For the Three Months Ended December 31, 2016
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$16,453	458	4	(12)	16,903
Interest expense	2,084	51	155	(49)	2,241
Net interest income (expense)	14,369	407	(151)	37	14,662
Provision for (recovery of) loan losses	(24)	24	—	—	—
Noninterest income from external customers	1,597	5,312	—	—	6,909
Intersegment noninterest income	261	—	—	(261)	—
Noninterest expense	9,706	4,151	216	—	14,073
Intersegment noninterest expense	—	242	—	(242)	—
Income (loss) before income taxes	6,545	1,302	(367)	18	7,498
Income tax expense (benefit)	1,980	496	(135)	7	2,348
Net income (loss)	$4,565	806	(232)	11	5,150

Carolina Financial Corporation

Segment Information, Continued

(Unaudited)

(Dollars in thousands)

	For the Twelve Months Ended December 31, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$93,319	1,743	31	(6)	95,087
Interest expense	12,100	172	1,152	(172)	13,252
Net interest income (expense)	81,219	1,571	(1,121)	166	81,835
Provision for (recovery of) loan losses	779	—	—	—	779
Noninterest income from external customers	14,195	19,721	—	—	33,916
Intersegment noninterest income	1,034		—	(1,034)	—
Noninterest expense	53,600	16,620	926		71,146
Intersegment noninterest expense	—	960	6	(966)	—
Income (loss) before income taxes	42,069	3,712	(2,053)	98	43,826
Income tax expense (benefit)	15,229	1,262	(1,267)	37	15,261
Net income (loss)	$26,840	2,450	(786)	61	28,565

	For the Twelve Months Ended December 31, 2016
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$59,241	1,591	18	64	60,914
Interest expense	8,148	93	603	(91)	8,753
Net interest income (expense)	51,093	1,498	(585)	155	52,161
Provision for (recovery of) loan losses	(36)	36	—	—	—
Noninterest income from external customers	8,389	20,953	—	(45)	29,297
Intersegment noninterest income	966	—	—	(966)	—
Noninterest expense	39,226	15,972	842	—	56,040
Intersegment noninterest expense	—	967	—	(967)	—
Income (loss) before income taxes	21,258	5,476	(1,427)	111	25,418
Income tax expense (benefit)	6,384	1,948	(526)	42	7,848
Net income (loss)	$14,874	3,528	(901)	69	17,570

Impact of the Tax Cuts and Jobs Act on Income Tax Expense for the Three and Twelve Months Ended December 31, 2017:

	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Increase (decrease) to tax expense	$2,504	327	(511)	—	2,320

	For the Three Months Ended December 31,
	Loan Originations		Mortgage Banking Income		Margin
	2017	2016	2017	2016	2017	2016
Additional segment information:
Community banking	$27,221	$29,121	569	476	2.09%	1.63%
Wholesale mortgage banking	212,585	234,915	3,050	3,783	1.43%	1.61%
Total	$239,806	264,036	3,619	4,259	1.51%	1.61%

	For the Twelve Months Ended December 31,
	Loan Originations		Mortgage Banking Income		Margin
	2017	2016	2017	2016	2017	2016
Additional segment information:
Community banking	$86,732	$97,062	2,010	2,063	2.32%	2.13%
Wholesale mortgage banking	824,282	875,360	13,130	15,163	1.59%	1.73%
Total	$911,014	972,422	15,140	17,226	1.66%	1.77%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	At the Month Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016

Core deposits:
Noninterest-bearing demand accounts	$520,914	333,267	330,641	298,365	229,905
Interest-bearing demand accounts	551,308	309,241	298,123	309,961	191,851
Savings accounts	213,141	69,552	70,336	66,506	48,648
Money market accounts	452,734	377,754	380,108	363,600	292,639
Total core deposits (Non-GAAP)	1,738,097	1,089,814	1,079,208	1,038,432	763,043

Certificates of deposit:
Less than $250,000	754,137	567,483	539,177	524,836	467,937
$250,000 or more	107,995	50,357	45,344	44,452	27,280
Total certificates of deposit	862,132	617,840	584,521	569,288	495,217
Total deposits	$2,600,229	1,707,654	1,663,729	1,607,720	1,258,260

	At the Month Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016

Tangible book value per share:
Total stockholders’ equity	$475,381	290,224	281,818	271,454	163,190
Less intangible assets	(159,218)	(44,953)	(45,123)	(45,292)	(7,924)
Tangible common equity (Non-GAAP)	$316,163	245,271	236,695	226,162	155,266

Issued and outstanding shares	21,022,202	16,159,309	16,156,943	16,185,408	12,548,328
Less nonvested restricted stock awards	(134,302)	(99,639)	(101,489)	(227,439)	(211,908)
Period end dilutive shares	20,887,900	16,059,670	16,055,454	15,957,969	12,336,420

Total stockholders equity	$475,381	290,224	281,818	271,454	163,190
Divided by period end dilutive shares	20,887,900	16,059,670	16,055,454	15,957,969	12,336,420
Common book value per share	$22.76	18	17.55	17.01	13.23

Tangible common equity (Non-GAAP)	$316,163	245,271	236,695	226,162	155,266
Divided by period end dilutive shares	20,887,900	16,059,670	16,055,454	15,957,969	12,336,420
Tangible common book value per share (Non-GAAP)	$15.14	15.27	14.74	14.17	12.59

	At the Month Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Acquired and non-acquired loans:
Acquired loans receivable	$872,020	257,461	278,275	303,244	119,422
Non-acquired loans receivable	1,436,030	1,227,000	1,157,145	1,113,766	1,058,844
Total loans receivable	$2,308,050	1,484,461	1,435,420	1,417,010	1,178,266
% Acquired	37.78%	17.34%	19.39%	21.40%	10.14%

Non-acquired loans	$1,436,030	1,227,000	1,157,145	1,113,766	1,058,844
Allowance for loan losses	11,479	10,662	10,750	10,715	10,688
Allowance for loan losses to non-acquired loans (Non-GAAP)	0.80%	0.87%	0.93%	0.96%	1.01%

Total loans receivable	$2,308,050	1,484,461	1,435,420	1,417,010	1,178,266
Allowance for loan losses	11,479	10,662	10,750	10,715	10,688
Allowance for loan losses to total loans receivable	0.50%	0.72%	0.75%	0.76%	0.91%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Twelve Months Ended
Operating Earnings and Performance Ratios:	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Income before income taxes	$12,930	11,968	12,013	6,915	7,498	43,826	25,418
Gain/Loss on sale of securities	242	(368)	(621)	(185)	(65)	(933)	(706)
Net loss on extinguishment of debt	—	—	—	—	1,694	—	1,868
Fair value adjustments on interest rate swaps	(419)	(90)	69	58	(998)	(382)	(590)
Merger related expenses	4,091	311	279	1,319	260	6,001	3,245
Operating earnings before income taxes	16,844	11,821	11,740	8,107	8,389	48,512	29,235
Tax expense (1)	5,721	3,926	2,612	2,358	2,627	14,706	9,027
Operating earnings (Non-GAAP)	$11,123	7,895	9,128	5,749	5,762	33,806	20,208

Average equity	$380,529	286,524	277,708	210,071	160,991	280,877	151,346
Less average intangible assets	(92,373)	(45,035)	(44,452)	(13,510)	(7,979)	(49,096)	(5,516)
Average tangible common equity (Non-GAAP)	$288,156	241,489	233,256	196,561	153,012	231,781	145,830

Average assets	$3,048,214	2,230,586	2,166,803	1,768,323	1,651,653	2,306,667	1,537,654
Less average intangible assets	(92,373)	(45,035)	(44,452)	(13,510)	(7,979)	(49,096)	(5,516)
Average tangible assets (Non-GAAP)	$2,955,841	2,185,551	2,122,351	1,754,813	1,643,674	2,257,571	1,532,138

Operating return on average assets (Non-GAAP)	1.46%	1.42%	1.69%	1.30%	1.40%	1.47%	1.31%
Operating return on average equity (Non-GAAP)	11.69%	11.02%	13.15%	10.95%	14.32%	12.04%	13.35%
Operating return on average tangible assets (Non-GAAP)	1.51%	1.44%	1.72%	1.31%	1.40%	1.50%	1.32%
Operating return on average tangible equity (Non-GAAP)	15.44%	13.08%	15.65%	11.70%	15.06%	14.59%	13.86%

Weighted average common shares outstanding:
Basic	19,207,307	16,029,332	16,029,332	13,919,711	12,336,420	16,317,501	12,080,128
Diluted	19,443,353	16,187,869	16,180,171	14,139,241	12,585,518	16,550,357	12,352,246
Operating earnings per common share:
Basic (Non-GAAP)	$0.58	0.49	0.57	0.41	0.47	2.07	1.67
Diluted (Non-GAAP)	$0.57	0.49	0.56	0.41	0.46	2.04	1.64

As Reported:
Income before income taxes	$12,930	11,968	12,013	6,915	7,498	43,826	25,418
Tax expense (2)	6,602	3,975	2,673	2,011	2,348	15,261	7,848
Net Income	$6,328	7,993	9,340	4,904	5,150	28,565	17,570

Average equity	$380,529	286,524	277,708	210,071	160,991	280,877	151,346
Average tangible equity (Non-GAAP)	$288,156	241,489	233,256	196,561	153,012	231,780	145,831
Average assets	$3,048,214	2,230,586	2,166,803	1,768,323	1,651,653	2,306,667	1,537,654
Return on average assets	0.83%	1.43%	1.72%	1.11%	1.25%	1.24%	1.14%
Return on average equity	6.65%	11.16%	13.45%	9.34%	12.80%	10.17%	11.61%
Return on average tangible equity (Non-GAAP)	8.78%	13.24%	16.02%	9.98%	13.46%	12.32%	12.05%

Weighted average common shares outstanding:
Basic	19,207,307	16,029,332	16,029,332	13,919,711	12,336,420	16,317,501	12,080,128
Diluted	19,443,353	16,187,869	16,180,171	14,139,241	12,585,518	16,550,357	12,352,246
Earnings per common share:
Basic	$0.33	0.50	0.58	0.35	0.42	1.75	1.45
Diluted	$0.33	0.49	0.58	0.35	0.41	1.73	1.42

(1) Tax expense is determined using the effective tax rate reflected in the accompanying income statement for the applicable reporting period, adjusted to eliminate the impact of the application of the Tax Cuts and Jobs Act on deferred income tax assets and liabilities.

(2) Income tax expense increased approximately $2.3 million for the quarter and year ended December 31, 2017 due to application of the Tax Cuts and Jobs Act on deferred income tax assets and liabilities.

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Community Banking Segment

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Year Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Segment net income:
Community banking	$6,052	7,837	8,443	4,509	4,565	$26,840	14,874
Wholesale mortgage banking	117	449	1,238	645	806	2,450	3,528
Other	124	(320)	(346)	(244)	(232)	(786)	(901)
Eliminations	35	27	5	(6)	11	61	69
Total net income	$6,328	7,993	9,340	4,904	5,150	$28,565	17,570

Community banking segment operating earnings:
Income before income taxes	$12,748	11,714	11,232	6,375	6,545	$42,069	21,258
Tax expense (1) (3)	6,696	3,877	2,789	1,866	1,980	15,228	6,384
Bank segment net income	$6,052	7,837	8,443	4,509	4,565	$26,840	14,874

Weighted average common shares outstanding:
Basic	19,207,307	16,029,332	16,029,332	13,919,711	12,336,420	16,317,501	12,080,128
Diluted	19,443,353	16,187,869	16,180,171	14,139,241	12,585,518	16,550,357	12,352,246

Earnings per common share:
Basic	$0.33	0.50	0.53	0.32	0.37	$1.64	$1.23
Diluted	$0.33	0.49	0.52	0.32	0.36	$1.62	$1.20

Bank segment income before taxes	$12,748	11,714	11,232	6,375	6,545	$42,069	$21,258
Gain on sale of securities	242	(368)	(621)	(185)	(65)	(932)	(706)
Net loss on extinguishment of debt	—	—	—	—	1,693	—	1,868
Fair value adjustments on interest rate swaps	(419)	(90)	69	58	(998)	(382)	(590)
Merger related expenses (2)	4,091	311	279	1,311	254	5,992	3,137
Operating earnings before income taxes	16,662	11,567	10,959	7,559	7,429	46,747	24,967
Tax expense (1)	5,480	3,828	2,721	2,213	2,247	14,140	7,498
Operating bank segment earnings (Non-GAAP)	$11,182	7,739	8,238	5,346	5,182	$32,607	$17,469

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.58	0.48	0.51	0.38	0.42	$2.00	$1.45
Diluted (Non-GAAP)	$0.58	0.48	0.51	0.38	0.41	$1.97	$1.41

(1) Tax expense is determined using the effective tax rate for the applicable reporting segment for the applicable reporting period which includes the impact of the application of the Tax Cuts and Jobs Act on deferred income tax assets and liabilities.

(2) Remaining merger related costs were incurred within the category “Other” segment earnings.

(3) Income tax expense increased approximately $2.5 million in the Banking Segment for the quarter and year ended December 31, 2017 due to application of the Tax Cuts and Jobs Act on deferred tax assets and liabilities.